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                                                                     EXHIBIT 8.2

                                February 13, 1997



Glenborough Properties, L.P.
Glenborough Realty Trust Incorporated
400 South El Camino Real, 11th Floor
San Mateo, California 94402

Ladies and Gentlemen:

         We have acted as counsel for Glenborough Properties, L.P. (the "Partnership"), a California limited partnership, and Glenborough Realty Trust Incorporated (the "General Partner"), a Maryland corporation and the general partner of the Partnership, in connection with the shelf registration statement file no. 333-19279 (the "Registration Statement") and certain federal income tax matters relating to the Partnership and the General Partner.

         You have requested our opinion as to whether, since the effective date of the Registration Statement, the Partnership has been classified as a partnership for federal income tax purposes rather than an association taxable as a corporation.

         In rendering our opinion, we have relied on the following documents (the "Reviewed Documents"): (i) the Agreement of Limited Partnership, as amended, of the Partnership (the "Partnership Agreement"); (ii) the Registration Statement; and (iii) such other documents as may have been presented to us by the General Partner from time to time.

         Under Treasury Regulation Section 1.7701-3, a limited partnership that claimed to be taxable as a partnership before January 1, 1997 and has two or more partners, shall be respected as a partnership for federal income tax purposes for tax periods beginning on or after January 1, 1997. Based upon the Reviewed Documents and the assumptions set forth below, we are of the opinion that, as of the effective date of the Registration Statement, the Partnership is classified for federal income tax purposes as a partnership rather than as an association taxable as a corporation.
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Glenborough Properties, L.P.
Glenborough Realty Trust Incorporated
February 13, 1997
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         In forming our opinion, we have assumed the authenticity of original documents relied upon, the accuracy of copies and the genuineness of signatures. We have assumed that (i) the Partnership has an objective to carry on business for profit and divide the gains therefrom; (ii) on the date of this opinion and at all times in the future, the Partnership is and will continue to be a limited partnership; and (iii) the Partnership Agreement has been duly executed and the Certificates of Limited Partnership of the Partnership have been duly executed and filed.

         Our opinion is based on existing provisions of the Code, rules and regulations thereunder, and judicial and administrative interpretations thereof, which are subject to change, possibly retroactively. Furthermore, changes in the statutes and regulations are continually being proposed. If enacted, such proposals could alter the opinion expressed herein. Moreover, an opinion of counsel is not binding on the Internal Revenue Service or on any court, and no assurance can be given that the Internal Revenue Service or the courts would take a position consistent with the opinion set forth herein. In issuing this opinion, we have taken into account Treasury Regulation Section 1.701-2.

         This opinion is furnished to you solely for your benefit and for use in connection with the Registration Statement and may not be used for any other purpose without prior written consent. This opinion is limited to the matters expressly set forth herein and no opinion is to be implied or may be inferred beyond the matters expressly so stated. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement filed by the Company. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,



                                                     /s/ Morrison & Foerster LLP